Exhibit 99.1

Contact:

Brian Beades

212-754-5596

invrel@blackrock.com

BLACKROCK COMMENCES EXPENSE RECOGNITION OF

PREVIOUSLY ANNOUNCED LONG-TERM RETENTION & INCENTIVE PLAN

Updates Earnings Outlook

Sets Third Quarter Earnings Release Date

New York, October 6, 2004 - BlackRock, Inc. (NYSE: BLK) today announced it will commence expense recognition associated with the BlackRock, Inc. 2002 Long Term Retention and Incentive Plan (LTIP or Plan) in the third quarter of 2004. We began developing the Plan in late 2001, established it in 2002 and subsequently received approval from BlackRock’s shareholders. The terms of the Plan and considerations pertaining to the timing of expense recognition, which are discussed below, have been described in detail in the Company’s Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K since the third quarter of 2002. The determination to commence expense recognition at this time is the result of continued strength in the Company’s stock price.

Aggregate maximum awards under the Plan are $240 million, of which BlackRock is obligated to fund $40 million in cash and The PNC Financial Services Group, Inc. (NYSE: PNC) is obligated to contribute 4 million shares of BlackRock, Inc. common stock to the Company to fund $200 million of Plan awards, with the excess value of the stock contributed, if any, available to support future long-term retention and incentive programs. PNC’s contribution of stock, if triggered as described below, will increase BlackRock’s book value.

Under the terms of the Plan, these funding obligations are triggered upon satisfaction of the Plan’s performance hurdle, which requires that BlackRock’s average common stock price exceeds $62 for any 3-month period beginning on or after January 1, 2005 and ending on or prior to March 30, 2007. An alternative performance hurdle provides for partial vesting of the Plan based on specific targets for the Company’s earnings growth and relative stock price performance over the term of the Plan, subject to the authority of the Compensation Committee of BlackRock’s Board of Directors to reduce the amount vested under the Plan. In general, Plan participants must be employed by BlackRock on the payment date in early 2007 to receive their awards.

“When we designed this Plan in late 2001, our objective was to enable BlackRock to retain and attract talented professionals, while achieving appropriate alignment of interests among employees, clients and shareholders,” stated BlackRock Chairman and CEO, Laurence D. Fink. “To achieve these objectives, the Plan contained two key vesting provisions: a performance hurdle and continued employment.

“Specifically, the performance hurdle represented a 15% annualized rate of return in BlackRock’s stock from its late-2001 levels. At the time this hurdle was established, we understood that to meet it, we would have to continue to achieve a high level of client satisfaction and continue to build our franchise.

“Recently, our stock has been trading considerably above the Plan’s targets. Although vesting (the funding obligations) cannot occur prior to March 31, 2005, and there is no assurance that our stock price will continue to trade at these levels, BlackRock has determined that it is appropriate to begin recognizing the associated expense.

“This determination does not diminish the retention and incentive features of the Plan. Even if the performance hurdle is satisfied on the earliest possible date, awards will not be paid until January 2007, and Plan participants generally must be employed by BlackRock on the payment date to receive their individual awards. These provisions, as well as other deferred compensation arrangements, encourage continuity of our team.

“Most importantly, all of our employees remain highly motivated to continue to build shareholder value. We know that to do so requires rigorous focus on meeting our clients’ expectations, delivering exceptional service, expanding our capabilities, and maintaining discipline in the management of our business. We remain enthusiastic about BlackRock’s opportunities and fully committed to pursuing the Company’s full potential.”

BlackRock will begin reporting diluted earnings per share on an adjusted basis in order to reflect PNC’s funding obligation and corresponding benefit to BlackRock’s book value assuming the performance hurdle is met. Based on approximately $207 million of awards granted to date, the estimated diluted earnings per share impact (net of tax) associated with the LTIP expense recognition for the third quarter, as well as subsequent quarters through December 31, 2006, is as follows:

	3rd Qtr 2004	4th Qtr 2004 through 4th Qtr 2006
Diluted EPS Charge (LTIP)	($0.87)	($0.13)
PNC Funding Impact	$0.71	$0.11

Diluted EPS Charge as Adjusted	($0.16)	($0.02)

Third quarter 2004 fully diluted earnings per share before the LTIP charge are estimated to be $0.72. Adjusted earnings are estimated to be $0.56 per diluted share and reported results are estimated to be a loss of $0.15 per diluted share for the quarter.

Updated Earnings Outlook for 2004 and 2005

The determination to begin recognition of LTIP expenses has no impact on the Company’s business prospects and, accordingly, management is reaffirming its full year 2004 and 2005 earnings guidance before LTIP charges. Specifically, we continue to expect full year 2004 earnings per diluted share before LTIP to be in the range of $2.95 to $3.05. The 2004 LTIP charges are estimated to result in adjusted earnings and reported earnings per diluted share of $2.77 to $2.87 and $1.95 to $2.05, respectively. Similarly, full year 2005 earnings guidance before LTIP remains unchanged at $3.20 to $3.40 per diluted share. LTIP charges in 2005 are estimated to result in adjusted earnings and reported earnings of $3.12 to $3.32 and $2.68 to $2.88 per share, respectively.

Please note that guidance is based on current market conditions and is prior to giving effect to the acquisition of SSRM Holdings, Inc., which BlackRock estimated would add $0.16 per diluted share in 2005 before one-time charges of $0.10 per diluted share. Since the acquisition was announced on August 26, 2004, we have made excellent progress on integration planning, including filing the proxies for the mutual fund mergers late last week. We believe we are on schedule to close the transaction in early 2005 and, at this time, remain comfortable with our preliminary guidance on accretion and one-time expenses.

Third Quarter 2004 Earnings and Teleconference Call Information

The Company will report results for the third quarter of 2004 on Monday, October 18, 2004. A teleconference call for investors and analysts will be held at 10:00 a.m. (Eastern time). Chairman and CEO Laurence D. Fink and CFO Paul L. Audet will host the call. BlackRock’s third quarter earnings release will be available on the “Investor Relations” section of BlackRock’s website, www.blackrock.com, prior to the teleconference call.

If you are interested in participating in the teleconference, please dial (800) 374-0176 (domestic) or (706) 679-4634 (international) at 10:00 a.m. (Eastern time) and reference the BlackRock Conference Call. The teleconference will commence promptly at 10:00 a.m. Please note that the teleconference will be available for replay beginning at 1:00 p.m. on Monday, October 18, 2004 and ending at midnight on Monday, October 25, 2004. To access the replay, please dial (800) 642-1687 (domestic) or (706) 645-9291 (international) and enter the Conference ID Number 1295054.

BlackRock’s third quarter 2004 teleconference call may include a discussion of non-GAAP financial measure items, which, to the extent not so qualified therein, is qualified by GAAP reconciliation information included in the earnings release or otherwise available on the “Investor Relations” section of BlackRock’s website.

About BlackRock. BlackRock is one of the largest publicly traded investment management firms in the United States with approximately $314 billion of assets under management at July 31, 2004. BlackRock manages assets on behalf of institutional and individual investors worldwide through a variety of equity, fixed income, liquidity and alternative investment products. In addition, BlackRock provides risk management, investment system outsourcing and financial advisory services to a growing number of institutional investors. Clients are served from the Company’s headquarters in New York City, as well as offices in Boston, Edinburgh, Hong Kong, San Francisco, Sydney, Tokyo and Wilmington. BlackRock is majority owned by The PNC Financial Services Group, Inc. (NYSE: PNC) and by BlackRock employees. For additional information, please visit the Company’s website at www.blackrock.com.

Forward-Looking Statements. This press release, and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” potential,” outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in BlackRock’s Securities and Exchange Commission (the “SEC”) reports and those identified elsewhere in this press release, the following factors,

among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) the relative and absolute investment performance of BlackRock’s advised or sponsored investment products and separately managed accounts; (4) the impact of increased competition; (5) the impact of capital improvement projects; (6) the impact of future acquisitions; (7) the unfavorable resolution of legal proceedings; (8) the extent and timing of any share repurchases; (9) the impact, extent and timing of technological changes and the adequacy of intellectual property protection; (10) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to BlackRock or PNC; (11) terrorist activities and international hostilities, which may adversely affect the general economy, financial and capital markets, specific industries, and BlackRock; and (12) the ability to attract and retain highly talented professionals; (13) fluctuations in foreign currency exchange rates, which may adversely affect the value of advisory fees earned by BlackRock; (14) the impact of changes to tax legislation and, generally, the tax position of the Company; (15) changes in circumstances affecting the expense recognition of BlackRock’s LTIP; and (16) the closing of the Company’s acquisition of SSRM Holdings, Inc.

BlackRock’s Annual Report on Form 10-K for the year ended December 31, 2003 and BlackRock’s subsequent reports filed with the SEC, accessible on the SEC’s website at http://www.sec.gov and on BlackRock’s website at http://www.blackrock.com, discuss these factors in more detail and identify additional factors that can affect forward-looking statements.

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